Headline:	BT FINANCIAL CORPORATION FINALIZES MERGER
Wire Service:	PR (PR Newswire)
Date:		Mon., Dec. 18, 1995


		BT FINANCIAL CORPORATION FINALIZES MERGER

	JOHNSTOWN, Pa., Dec. 18 /PRNewswire/ -- BT Financial Corporation (Nasdaq-NMM: BTFC) announced today that it has completed its previously announced today that it has completed its previously announced acquistion of Huntington National Bank of Pennsylvania, which was merged into BT Financial's Fayette Bank subsidiary on December 15, 1995. The acquisition brings BT Financial's total assets to approximately $1.2 billion.

	BT Financial Corporation is a bank holding company with headquarters at BT Financial Plaza, 551 Main Street, Johnstown, and assets totaling $1.2 billion. The Corporation's banking affiliates include johnstown bank and Trust Company, Johnstown; Fayette Bank, Uniontown; and Laurel Bank, Edensburg. They serve 12 counties in southwestern Pennsylvania. BT Financial Corporation's other affiliates are BT Management Trust Company, a state-chartered trust company, and Bedford Associates, Inc., a real estate company.

	-0-
	/CONTACT: John H. Anderson, Chairman and Chief Executive Officer of BT Financial, 814-532-3801/
	(BTFC)

CO:	BT Financial Corporation ST:  Pennsylvania IN:  FIN SU:  TNM

Copyright 1995 PR Newswire.  All rights reserved